Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-86105, Form S-3 No. 333-35206, Form S-3 No. 333-72614, Form S-3 No. 333-82596, Form S-3 No. 333-101666, Form S-3 No. 333-107836, Form S-3 No. 333-111360, Form S-3 No. 333-118595, Form S-3 No. 333-121297, Form S-3 No. 333-122887, Form S-3 No. 333-128929, Form S-3 No. 333-133786, Form S-3 No. 333-139173, Form S-3 No. 333-151536,  Form S-3 No. 333-156237, and Form S-3 No. 333-174786) of Discovery Laboratories, Inc. and in related Prospectuses

(2) Registration Statement (Form S-8 No. 333-148028) pertaining to the Discovery Laboratories, Inc. 2007 Long-Term Incentive Plan

(3) Registration Statement (Form S-8 No. 333-33900, Form S-8 No. 333-55900, Form S-8 No. 333-67422. Form S-8 No. 333-100824,  Form S-8 No. 333-109274, Form S-8 No. 333-116268, Form S-8 No. 333-127790, and Form S-8 No. 333-138476) pertaining to the Amended and Restated 1998 Stock Incentive Plan of Discovery Laboratories, Inc.

(4) Registration Statement (Form S-8 No. 333-59945) pertaining to the Amended and Restated 1998 Stock Incentive Plan of Discovery Laboratories, Inc., the 1996 Stock Option/Stock Issuance Plan of Discovery Laboratories, Inc., and the 1996 Stock Option/ Stock Issuance Plan of Acute Therapeutics, Inc.

(5) Registration Statement (Form S-8 No. 333-37975) pertaining to the Restated 1993 Stock Option Plan of Ansan Pharmaceuticals, Inc. and the 1995 Stock Option Plan of Ansan Pharmaceuticals, Inc.

(6) Registration Statement (Form S-8 No. 333-110412, Form S-8 No. 333-137643, Form S-8 No. 333-156443, Form S-8 No. 333-164470, Form S-8 No. 333-165809,  Form S-8 No. 333-169662, and Form S-8 No. 333-173259) pertaining to the 401(k) Plan of Discovery Laboratories, Inc.

of our report dated March 30, 2012, with respect to the consolidated financial statements of Discovery Laboratories, Inc. and subsidiary, included in this Annual Report (Form 10-K) of Discovery Laboratories, Inc. and subsidiary for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 30, 2012